U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        REGISTRATION FILE NO. 333-104470


                           GATEWAY DISTRIBUTORS, LTD.
             (Exact name of registrant as specified in its charter)

          Nevada                            7389                    65-0683539
(State or jurisdiction of       (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)  Classification Code Number)    Identification No.)

     3035 E. Patrick Lane, Suite 14, Las Vegas, Nevada 89120; (702) 938-9316 (Address and telephone number of Registrant's principal executive offices and principal place of business)

                 EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2003
  NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2003
                            (Full title of the Plans)

   Richard A. Bailey, 3035 E. Patrick Lane, Suite 14, Las Vegas, Nevada 89120
                     (Name and address of agent for service)

                                 (702) 938-9316
          (Telephone number, including area code, of agent for service)

                               CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                              Proposed maximum
Title of securities to  Amount to be    Proposed offering    aggregate offering       Amount of
be registered            registered    price per share (1)          price         registration fee
---------------------------------------------------------------------------------------------------
Common Stock            1,000,000,000  $         0.0001 (2)  $           100,000  $            9.20
---------------------------------------------------------------------------------------------------
Common Stock            1,000,000,000  $         0.0001 (3)  $           100,000  $            9.20
---------------------------------------------------------------------------------------------------
      Total             2,000,000,000                        $           200,000  $           18.40
---------------------------------------------------------------------------------------------------

1.   The Offering Price is used solely for purposes of estimating the registration fee pursuant to
Rule 457(h) promulgated pursuant to the Securities Act of 1933.
2.   This Offering Price per Share is established pursuant to the option exercise price set forth in the Employee Stock Incentive Plan for the Year 2003, set forth in Exhibit 4.1 to this Form S-8.
3.   This Offering Price per Share is established pursuant to the Non-Employee Directors and
Consultants Retainer Stock Plan for the Year 2003, set forth in Exhibit 4.2 to this Form S-8.

                                     PART I
              Information Required in the Section 10(a) Prospectus

     ITEM 1.  PLAN  INFORMATION.

     See  Item  2  below.

     ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.


                                     PART II
               Information Required in the Registration Statement

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

EXPLANATORY  NOTE

     This Post-Effective Amendment No. 1 is filed for the sole purpose of correcting Part II, Item 3(c), as follows:

     (c) A description of the Registrant's securities contained in the Registration Statement on Form 10-SB-12G filed by the Registrant on October 29, 1999, and as amended in the Registrant's filing of 10-SB-12G/A on December 15, 1999, to register the common stock under the Securities Exchange Act of 1934.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

                Registrant's Filings                       Date/Period
                --------------------                       -----------

          Annual Report on Form 10-KSB     Year ended December 31, 2002, filed April 25,
                                                               2002

          Quarterly Report on Form 10-QSB  Quarter ended March 31, 2003, filed May 20,
                                                               2003

          Quarterly Report on Form 10-QSB  Quarter ended June 30, 2003, filed August 14,
                                                               2003



     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 9 of Form 8-K) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  8.  EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on November 3, 2003.


                                   GATEWAY DISTRIBUTORS, LTD.



                                   By  /s/ Richard A. Bailey
                                      ------------------------------------------
                                      Richard A. Bailey, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                      Title                      Date
           ---------                      -----                      ----

   /s/ Richard A. Bailey       President and Chief Executive   November 3, 2003
-----------------------------            Officer
       Richard A. Bailey

   /s/ Florian R. Ternes                 Secretary             November 3, 2003
-----------------------------
       Florian R. Ternes

                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
     5           Opinion Re: Legality
     15          Awareness Letter of Consent of Accountants
     23          Consent of Independent Auditors